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                                                                      Exhibit 21


                        Subsidiaries of the Registrant


        Listed below are the subsidiaries of the Company, each of which is in the consolidated financial statements of the Company, and the percentage of ownership by the Company.



                                Jurisdiction of      Securities
Name of Subsidiary               Incorporation        Ownership
------------------               -------------        ---------

Amende Cabinet Corporation          Virginia             100%